Exhibit 99.1

Press Release	Investor Contact:	Media Contact:
	Will Gabrielski	Brendan Ranson-Walsh
	Senior Vice President, Investor Relations	Vice President, Global Communications & Corporate Responsibility
	213.593.8208	213.996.2367
	William.Gabrielski@aecom.com	Brendan.Ranson-Walsh@aecom.com

AECOM announces executive leadership updates, appointments to its Board of Directors and independent Board chair

LOS ANGELES (August 11, 2020) — AECOM (NYSE:ACM), the world’s premier infrastructure consulting firm, announced today that the previously announced appointments of W. Troy Rudd as Chief Executive Officer and Lara Poloni as President will now take effect on August 15, 2020. In tandem with Mr. Rudd’s appointment, the Company has named Gaurav Kapoor, currently AECOM’s Chief Accounting Officer, Global Controller and Treasurer, as Chief Financial Officer, effective August 15th.

AECOM also announced today that Douglas W. Stotlar has been appointed as independent Chairman of AECOM’s Board of Directors and Mr. Rudd has been appointed as Director to the Board, effective August 15th. The appointments follow the previously announced departure of Michael S. Burke as Chairman and Chief Executive Officer. Mr. Stotlar has served on AECOM’s Board since 2014, having previously served as a Director of URS Corporation since 2007 until its acquisition by AECOM in 2014. In addition, Bradley W. Buss has been appointed to the AECOM Board of Directors, effective August 10th.

“It is a great privilege to serve as AECOM’s next chairman of the Board and help lead the company and its leadership team through the execution of its strategy as the premier infrastructure consulting firm in the industry,” said Mr. Stotlar. “Through the contributions of our many talented professionals and the momentum the company has built over the past year, as demonstrated with its recently announced strong third quarter results, it was apparent that Troy and Lara could lead this organization immediately.”

“AECOM continues to demonstrate our leading position in the marketplace and the potential of our professionals is limitless,” said Mr. Rudd. “To help achieve our goals, I am excited to welcome Gaurav to our executive leadership team as Chief Financial Officer. Gaurav has been instrumental in progressing several value-creating initiatives that have contributed to our financial and strategic transformation into a higher-margin, lower-risk Professional Services business.”

Mr. Kapoor has extensive financial leadership experience at AECOM, having served as Chief Accounting Officer and Global Controller since December 2016 and Treasurer since October 2019. He previously served in leadership roles at the Company as Senior Vice President, Financial Planning & Analysis from January 2016 to December 2016 and Senior Vice President, Project Delivery, Americas Design Consulting Services from May 2015 to January 2016. Prior to joining the Company in May 2015, Mr. Kapoor spent 15 years at Ernst & Young LLP, where he was an audit partner and held various leadership roles.

Bradley W. Buss has served since July 2018 as a director of Marvell Technology Group Ltd., a publicly-traded semiconductor company, where he currently serves as a member of the Audit Committee and Chair of the Nominating and Governance Committee. Mr. Buss has served since March 2016 as a director of Advance Auto Parts, Inc., a publicly-traded automotive parts company, where he currently serves as Chair of the Audit Committee. Mr. Buss previously served as Chief Financial Officer of SolarCity Corporation, from August 2014 to February 2016 and as Chief Financial Officer of Cypress Semiconductor Corporation, from August 2005 to June 2014. Mr. Buss has previously served as a director of publicly-traded companies Tesla, Inc., Cavium, Inc., and CaféPress, Inc.

About AECOM

AECOM (NYSE:ACM) is the world’s premier infrastructure consulting firm, delivering professional services throughout the project lifecycle – from planning, design and engineering to consulting and construction management. We partner with our clients in the public and private sectors to solve their most complex challenges and build legacies for generations to come.

On projects spanning transportation, buildings, water, governments, energy and the environment, our teams are driven by a common purpose to deliver a better world. AECOM is a Fortune 500 firm with revenue of approximately $20.2 billion during fiscal year 2019. See how we deliver what others can only imagine at aecom.com and @AECOM.

Forward-Looking Statements

All statements in this communication other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any statements of the plans, strategies and objectives for future operations, profitability, strategic value creation, coronavirus impacts, risk profile and investment strategies, and any statements regarding future economic conditions or performance, and the expected financial and operational results of AECOM. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following: our business is cyclical and vulnerable to economic downturns and client spending reductions; impacts caused by the coronavirus and the related economic instability and market volatility, including the reaction of governments to the coronavirus, including any prolonged period of travel, commercial or other similar restrictions, the delay in commencement, or temporary or permanent halting of construction, infrastructure or other projects, requirements that we remove our employees or personnel from the field for their protection, and delays or reductions in planned initiatives by our governmental or commercial clients or potential clients; losses under fixed-price contracts; limited control over operations run through our joint venture entities; liability for misconduct by our employees or consultants; failure to comply with laws or regulations applicable to our business; maintaining adequate surety and financial capacity; high leverage and potential inability to service our debt and guarantees; exposure to Brexit; exposure to political and economic risks in different countries; currency exchange rate fluctuations; retaining and recruiting key technical and management personnel; legal claims; inadequate insurance coverage; environmental law compliance and adequate nuclear indemnification; unexpected adjustments and cancellations related to our backlog; partners and third parties who may fail to satisfy their legal obligations; AECOM Capital real estate development projects; managing pension cost; cybersecurity issues, IT outages and data privacy; risks associated with the benefits and costs of the Management Services transaction, including the risk that the expected benefits of the Management Services transaction or any contingent purchase price will not be realized within the expected time frame, in full or at all; the risk that costs of restructuring transactions and other costs incurred in connection with the Management Services transaction will exceed our estimates or otherwise adversely affect our business or operations; as well as other additional risks and factors that could cause actual results to differ materially from our forward-looking statements set forth in our reports filed with the Securities and Exchange Commission. Any forward-looking statements are made as of the date hereof. We do not intend, and undertake no obligation, to update any forward-looking statement.

##

2